EXHIBIT 10. (z)

                            FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the "Amendment") is made and entered into this ______ day of , 1994, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA ("Landlord"), having an address at One Prudential Plaza, Suite 1200, Chicago, Illinois, 60601, and DATA TRANSMISSION NETWORK CORPORATION ("Tenant"), having an office at 9110 West Dodge Road, Suite 200, Omaha, Nebraska 68114.

                                    RECITALS

A. The Prudential Insurance Company of America and Data Transmission Network Corporation entered into that certain Lease dated as of August 30, 1994 (the "Lease"), for Suites 362, 310, 300, and 290 containing 14,987 rentable square feet in the Building known as Embassy Plaza, located at 9110 West Dodge Road, Omaha, Nebraska ("the Premises"). B. All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Premises. Effective with the Commencement Date of the Lease with respect to Suite 290 (September 1, 1994), the measurement of the space identified as Suite 290 in the Lease shall be revised to 5,250 rentable square feet (R.S.F.). In addition, as a part of this Amendment, the Premises shall be expanded to include an additional 273 R.S.F. of space adjacent to Suite 290 (the "Additional Space") as further defined in Exhibit "A", attached hereto and by this reference incorporated herein. As of October 1, 1994, the Premises shall consist of 15,075 R.S.F. (the "Revised Premises") and Tenant's Proportionate Share shall be revised to 11.58% (Tenant's R.S.F. divided by Building's total rentable square feet = 15,075 R.S.F. / 130,173 R.S.F.).

2. Term. The term of the Lease with respect to the Revised Premises shall be that period of time commencing of September 1, 1994, (the "Commencement Date") and ending on May 31, 2001, (the "Expiration Date") except, the Commencement Date with respect to Suite 310 (5,970 R.S.F.) shall be September 13, 1994, the Commencement Date with respect to Suite 300 (2,268 R.S.F.) and the Additional Space shall be October 10, 1994.

3. Base Rent. Unless modified as set forth in Exhibit "C", effective November 1, 1994, Tenant shall pay as Base Rent for the Term the sum of One Million, Two Hundred Sixty-Four Thousand, Eight Hundred Nine Dollars and Seventy-Nine Cents ($1,264,809.79) payable monthly as follows:

         September 1, 1994 - September 30, 1994               $12,403.49 / Month
         October 1, 1994 - October 31, 2001                   $17,528.63 / Month
         November 1, 1994 - May 31, 2001                      $18,431.01 / Month

4. Tenant Improvements. The tenant improvement allowance provided by the Landlord under Exhibit "D" of the Lease shall be revised to One Hundred Eighty-Two Thousand, Eighty-Two Dollars and Twenty-Two Cents ($182,082.22) to reflect the above floor space modifications

5. Effect of Agreement. Except as herein specifically provided, the terms and conditions of the Lease shall continue in full force and effect.

6. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

7.   The   parties   hereto   hereby   reaffirm   and  ratify   all   covenants,
     representations and warranties in the Lease as amended by this Amendment.


IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

Tenant:                                     Landlord:

Data Transmission Network Corporation,      The Prudential Insurance Company of
a Delaware corporation                      America, a New Jersey corporation

By:                                         By:  Pacific Realty Group, Inc.,
                                                 its Managing Agent

Its:

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                                                                EXHIBIT 10. (aa)

                     DATA TRANSMISSION NETWORK CORPORATION

               11.25% SENIOR SUBORDINATED NOTE DUE JUNE 30, 2004


PPN# 238017 A* 8
R-1                                                           New York, New York
$15,000,000                                                        June 30, 1994


         DATA TRANSMISSION NETWORK CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to EQUITABLE CAPITAL PRIVATE INCOME AND EQUITY PARTNERSHIP II, L.P., or registered assigns, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) on June 30, 2004, with interest (computed on the basis of twelve 30-day months) on the unpaid balance of such principal amount at the rate of 11.25% per annum from the date hereof, payable quarterly on each September 30, December 30, March 30 and June 30 after the date hereof, commencing September 30, 1994, until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) on any overdue interest, at the rate of 13.25% per annum until paid, payable quarterly as aforesaid or, at the option of the holder hereof, on demand. Payments of principal and interest on this Note shall be made in lawful money of the United States of America at the principal office of Chase Manhattan Bank, N.A., in the Borough of Manhattan, the City and State of New York, or at such other office or agency in such Borough as the Company shall have designated by written notice to the holder of this Note as provided in the Note and Warrant Purchase Agreement referred to below.

         This Note is one of the Company's 11.25% Senior Subordinated Notes due June 30, 2004 (the "Notes"), originally issued in the aggregate amount of $15,000,000 pursuant to Note and Warrant Purchase Agreement, dated as of June 30, 1994, as from time to time amended, among the Company and the institutional investor named therein. The holder of this Note is entitled to the benefits of such Note and Warrant Purchase Agreement, as from time to time amended, and may enforce the agreements of the Company contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

         Payments of principal and interest in respect of the Notes are subordinate, to the extent specified in such Note and Warrant Purchase Agreement, to all Superior Debt of the Company as such term is defined in such Note and Warrant Purchase Agreement.

         This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the holder hereof or such holder's attorney duly authorized in writing. Reference in this Note to a "holder" shall mean the person in whose name this Note is at the time registered on the Warrant Purchase Agreement and the Company may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         The Notes are under certain circumstances subject to prepayment at the option of the company or at the option of the holders, in whole or in part, as specified in such Note and Warrant Purchase Agreement.

         In case an Event of Default, as defined in such Note and Warrant Purchase Agreement, shall occur and be continuing, the unpaid balance of the principal of this Note may become due and payable in the manner and with the effect provided in such Note and Warrant Purchase Agreement.

         This Note is made and delivered in New York, New York, and shall be governed by the laws of the State of New York.


                                  DATA TRANSMISSION NETWORK CORPORATION



                                  By:
                                         --------------------------------------

                                  Title: Secretary/Treasurer and
                                         Chief Financial Officer


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